UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 17, 2007 (January 10, 2007)

SunPower Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-51593	94-3008969
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

3939 North First Street, San Jose, California 95134

(Address, Including Zip Code, of Principal Executive Offices)

(408) 240-5500

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address,

if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01. Entry into a Material Definitive Agreement.

On January 10, 2007, as described in more detail in Item 2.01 below, SunPower Corporation (“SunPower” or the “Company”) completed the previously announced merger transaction (the “Merger”) involving the Company, Pluto Acquisition Company LLC, a Delaware limited liability company and a wholly owned subsidiary of the Company (“Merger Sub”), and PowerLight Corporation, a California corporation (“PowerLight”). As a result of the completion of the Merger, PowerLight has become a wholly owned subsidiary of SunPower. SunPower currently expects to operate PowerLight as a stand alone business unit, and it will retain its own facilities and management team within the overall SunPower reporting structure.

In connection with the completion of the transactions contemplated by the agreement governing the Merger (the “Merger Agreement”), the board of directors (the “Board”) of the Company authorized the Company to enter into indemnification agreements with each of Thomas L. Dinwoodie, Howard J. Wenger and Bruce R. Ledesma, who were appointed by the Board as executive officers of the Company upon the completion of the Merger. The indemnification agreements authorized by the Board to be entered into are in a form substantially similar to the indemnification agreements currently in effect for individuals who served as the officers and directors of the Company prior to the Merger, the form of which has previously been filed with the Securities and Exchange Commission (the “Commission”). This form of indemnification agreement generally provides that the Company will indemnify a party to the agreement against all expenses, judgments, fines, penalties and other amounts paid in connection with third party proceedings, and against all expenses and, to the extent permitted by law, amounts paid in settlement actually and reasonably incurred in a proceeding by or in the right of the Company, in each case if the indemnitee acted in good faith and in a manner in which such indemnitee believed to be in, or not opposed to, the best interests of the Company.

Section 2 – Financial Information

Item 2.01. Completion of Acquisition or Disposition of Assets.

On January 10, 2007, SunPower completed the previously announced Merger involving the Company, Merger Sub and PowerLight. As a result of the Merger, PowerLight has become a wholly owned subsidiary of SunPower.

Upon the completion of the Merger, all of the outstanding shares of PowerLight, and a portion of each vested option to purchase shares of PowerLight, were cancelled, and all of the outstanding options to purchase shares of PowerLight (other than the portion of each vested option that was cancelled) were assumed, by SunPower, in exchange for aggregate consideration of (i) approximately $120.7 million in cash plus (ii) a total of 5,708,723 shares of SunPower’s class A common stock, inclusive of (a) 1,601,839 shares of SunPower class A common stock which may be issued upon the exercise of assumed vested and unvested PowerLight stock options, which options vest on the same schedule as the assumed PowerLight stock options, and (b) 1,675,881 shares of SunPower class A common stock issued to employees of the PowerLight business in the Merger, which shares are subject to certain transfer restrictions and a repurchase option by the Company, both of which lapse over a two-year period under the terms of certain equity restriction agreements described in more detail in Item 5.02 below. The Company is also obligated under the terms of the Merger Agreement to issue an additional 200,841 shares of restricted SunPower class A common stock (such shares, the “Bonus Pool”) to certain employees of the PowerLight business, which shares will be subject to certain transfer restrictions which will lapse over 4 years.

PowerLight is a leading global provider of large-scale solar power systems. PowerLight designs, assembles, markets and sells solar electric power system technology that integrates solar cells and panels from SunPower and other suppliers to convert sunlight to electricity compatible with the utility network. PowerLight also sells customers solar power systems on a turnkey basis by developing, engineering, procuring permits and equipment for, managing construction of, offering access to financing for, and providing monitoring, operations and maintenance services for large-scale roof-mounted and ground-mounted solar power applications. PowerLight’s customers include industrial, commercial and public sector entities, investors, utilities and production home builders.

PowerLight is expected to constitute a significant part of the SunPower business on a going-forward basis. SunPower considered a number of factors, both positive and negative, in its analysis of the Merger. SunPower decided to enter into the Merger Agreement in view of all of these factors, including the potential business synergies, accelerated product innovation and cost savings that are anticipated to result from the proposed merger, including faster time to market with new products, research and development savings and efficiencies and supply chain management efficiencies. The management teams of the two companies are working actively on integration plans with the goal of promoting synergies and collaboration among the management, product development and sales and marketing teams of SunPower and PowerLight.

A press release announcing the completion of the Merger is attached hereto as Exhibit 99.1 and is incorporated herein by this reference.

Section 3 – Securities and Trading Markets

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth in Item 2.01 of this Current Report on Form 8-K with respect to the issuance of shares of SunPower’s class A common stock in connection with the completion of the Merger is incorporated into this Item 3.02 by this reference.

The above-described issuance of shares of SunPower’s class A common stock has been made in reliance upon Rule 506 of Regulation D under the Securities Act of 1933, as amended. SunPower believes that the offering satisfied the terms and conditions set forth in Rules 501, 502 and 506 of Regulation D as there were no more than 35 purchasers (calculated in accordance with Regulation D) and SunPower believes that each purchaser who is not an accredited investor has, either alone or with his purchaser representative, such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of this investment. SunPower believes that exemptions other than the foregoing exemption may also exist for this transaction.

Section 5 – Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the completion of the Merger, the Board appointed Mr. Dinwoodie as Chief Executive Officer of the PowerLight business, Mr. Wenger as Executive Vice President, Sales of the Company and Mr. Ledesma as General Counsel of the Company. In addition, the Board appointed Peter Aschenbrenner, formerly the Vice President, Sales and Marketing of SunPower, as Vice President, Marketing of the Company. In light of the change in Mr. Aschenbrenner’s responsibilities, the Board determined that he would no longer be an executive officer of SunPower.

Mr. Dinwoodie is a party to an amended and restated employment agreement, effective as of January 11, 2007. Pursuant to this agreement, Mr. Dinwoodie is entitled to receive a base salary of $243,338 per year, subject to annual review by the Board, and is entitled to receive an annual bonus of approximately 50% of his base salary in accordance with the Company’s Key Employee Bonus Plan.

Mr. Dinwoodie’s employment agreement expires on November 1, 2008 and renews automatically, unless terminated, for three-year periods thereafter. In the event the Company terminates Mr. Dinwoodie’s employment agreement without cause (as defined in his employment agreement), or Mr. Dinwoodie resigns for good reason (as defined in his employment agreement), Mr. Dinwoodie will be entitled to receive benefits for two years, 24 months’ salary, any earned but unpaid bonus from the year prior to his termination or resignation and his pro rata target bonus for the current year.

In the event the Company terminates Mr. Dinwoodie’s employment agreement for cause, or Mr. Dinwoodie resigns without good reason, all further vesting of Mr. Dinwoodie’s outstanding equity awards will terminate, compensation payments (except as to amounts already earned) will cease and Mr. Dinwoodie will be entitled to receive benefits only through the date of his termination or resignation.

In the event Mr. Dinwoodie’s employment agreement is terminated by reason of death or disability, Mr. Dinwoodie or his estate will be entitled to receive any earned but unpaid bonus from the year prior to his death or disability, his pro rata target bonus for the current year and benefits in accordance with the then-applicable PowerLight plans, and all of Mr. Dinwoodie’s outstanding equity awards will terminate. In addition, all provisions regarding forfeiture, restrictions on transfer and repurchase rights pursuant to the Equity Restriction Agreement (defined below) between Mr. Dinwoodie and the Company will lapse.

Mr. Wenger is a party to an amended and restated employment agreement, effective as of January 11, 2007. Pursuant to this agreement, Mr. Wenger is entitled to receive a base salary of $232,523 per year, subject to annual review by the Board, and is entitled to receive an annual bonus of approximately 50% of his base salary in accordance with the Company’s Key Employee Bonus Plan.

Mr. Wenger’s employment agreement terminates on November 1, 2008 and renews automatically, unless terminated, for three-year periods thereafter. In the event the Company terminates Mr. Wenger’s employment agreement without cause (as defined in his employment agreement), or Mr. Wenger resigns for good reason (as defined in his employment agreement), Mr. Wenger will be entitled to receive, depending on his number of full years of continuous employment by the PowerLight business at the time of the termination of his employment or his resignation, benefits for between six and 12 months, six to 12 months’ salary, any earned but unpaid bonus from the year prior to his termination or resignation and his pro rata target bonus for the current year.

In the event the Company terminates Mr. Wenger’s employment agreement for cause, or Mr. Wenger resigns without good reason, all further vesting of Mr. Wenger’s outstanding equity awards will terminate, compensation payments (except as to amounts already earned) will cease and Mr. Wenger will be entitled to receive benefits only through the date of his termination or resignation.

In the event Mr. Wenger’s employment agreement is terminated by reason of death or disability, Mr. Wenger or his estate will be entitled to receive any earned but unpaid bonus from the year prior to his death or disability, his pro rata target bonus for the current year and benefits in accordance with the then-applicable PowerLight plans, and all of Mr. Wenger’s outstanding equity awards will terminate. In addition, all provisions regarding forfeiture, restrictions on transfer and repurchase rights pursuant to the Equity Restriction Agreement between Mr. Wenger and the Company will lapse.

Mr. Ledesma is a party to an amended and restated employment agreement, effective as of January 11, 2007. Pursuant to this agreement, Mr. Ledesma is entitled to receive a base salary of $225,000 per year, subject to annual review by the Board, and is entitled to receive an annual bonus of approximately 50% of his base salary in accordance with the Company’s Key Employee Bonus Plan.

Mr. Ledesma’s employment agreement terminates on November 1, 2008 and renews automatically, unless terminated, for three-year periods thereafter. In the event the Company terminates Mr. Ledesma’s employment agreement without cause (as defined in his employment agreement), or Mr. Ledesma resigns for good reason (as defined in his employment agreement), Mr. Ledesma will be entitled to receive, depending on his number of full years of continuous employment by the PowerLight business at the time of termination of his employment or his resignation, benefits for between six and 12 months six to 12 months’ salary, any earned but unpaid bonus from the previous year and his pro rata target bonus for the current year.

In the event the Company terminates Mr. Ledesma’s employment agreement for cause, or Mr. Ledesma resigns without good reason, all further vesting of Mr. Ledesma’s outstanding equity awards will terminate, compensation payments (except as to amounts already earned) will cease and Mr. Ledesma will be entitled to receive benefits only through the date of his termination or resignation.

In the event Mr. Ledesma’s employment agreement is terminated by reason of death or disability, Mr. Ledesma or his estate will be entitled to receive any earned but unpaid bonus from the year prior to his death or disability, his pro rata target bonus for the current year and benefits in accordance with the then-applicable PowerLight plans, and all of Mr. Ledesma’s outstanding equity awards will terminate. In addition, all provisions regarding forfeiture, restrictions on transfer and repurchase rights pursuant to the Equity Restriction Agreement between Mr. Ledesma and the Company will lapse.

In addition to the foregoing, if, during the period beginning three months before and ending 18 months following a change of control (as defined in the respective employment agreement of each of Messrs. Dinwoodie, Wenger and Ledesma), such individual’s employment is terminated other than for cause or he resigns for good reason, all of such individual’s unvested stock options or restricted stock granted from and after the date of the Merger will become fully vested.

Pursuant to his employment agreement, each of Messrs. Dinwoodie, Wenger and Ledesma also agreed to certain non-solicitation provisions, which apply for up to one (1) year following the termination of his employment.

Messrs. Dinwoodie’s, Wenger’s and Ledesma’s employment agreements are attached hereto as Exhibits 10.1, 10.2 and 10.3, respectively, and are incorporated herein by this reference.

In addition to their respective employment agreements, each of Messrs. Dinwoodie, Wenger and Ledesma, as well as certain other members of PowerLight’s management team, entered into equity restriction agreements (the “Equity Restriction Agreements”) with SunPower pursuant to which they each agreed that half of the aggregate amount of the SunPower class A common stock received by them at the closing of the Merger and the SunPower class A common stock to be received by them upon the exercise of vested stock options held by them at the closing of the Merger would be subject to certain transfer and repurchase restrictions. Specifically, these individuals agreed to give SunPower the right to repurchase the shares of SunPower class A common stock subject to the restrictions for two years following the date of the closing of the Merger. If Mr. Dinwoodie, Mr. Wenger or Mr. Ledesma is terminated for cause or resigns other than for good reason (each as defined in their respective Equity Restriction Agreement) during the restriction period, SunPower has the right to repurchase any or all of such person’s respective shares still subject to the restrictions for $0.01 per share. Provided that Mr. Dinwoodie, Mr. Wenger and Mr. Ledesma remain employed by the Company or by PowerLight, the restrictions and repurchase right lapse on one quarter of the shares semi-annually. The restrictions and repurchase right lapse immediately upon termination by reason of death or disability or upon resignation for good reason or termination other than for cause.

A copy of the form of Equity Restriction Agreement is attached hereto as Exhibit 10.4 and is incorporated herein by this reference.

Under the Bonus Pool, each of Messrs. Wenger and Ledesma will also receive 74,579 and 41,433, shares, respectively, of the Company’s restricted class A common stock. These shares of restricted class A common stock will vest over a four-year period at the rate of 25% per year from the day after the date on which the Merger was completed.

Section 9 – Financial Statements and Exhibits

Section 9.01 Financial Statements and Exhibits

(a)	Financial Statements of Businesses Acquired.

In accordance with item 9(a) of Form 8-K, the financial statements of PowerLight Corporation required by this Item will be filed not later than 71 days after the date on which this current report on Form 8-K must be filed.

(b)	Pro Forma Financial Statements.

In accordance with Item 9(b) of Form 8-K, the pro forma financial information required by this Item will be filed not later than 71 days after the date on which this current report on Form 8-K must be filed.

(d)	Exhibits

Exhibit Number	Description
10.1	Amended and Restated Employment Agreement, effective as of January 11, 2007, by and between Thomas L. Dinwoodie and PowerLight LLC.

10.2	Amended and Restated Employment Agreement, effective as of January 11, 2007, by and between Howard J. Wenger and PowerLight LLC.

10.3	Amended and Restated Employment Agreement, effective as of January 11, 2007, by and between Bruce R. Ledesma and PowerLight LLC.

10.4	Form of Equity Restriction Agreement entered into between the Company and each of Messrs. Dinwoodie, Wenger and Ledesma.

99.1	Press release.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNPOWER CORPORATION

By:	/s/ Thomas H. Werner
Name:	Thomas H. Werner
Title:	Chief Executive Officer

Date: January 17, 2007

EXHIBITS

Exhibit Number	Description
10.1	Amended and Restated Employment Agreement, effective as of January 11, 2007, by and between Thomas L. Dinwoodie and PowerLight LLC.

10.2	Amended and Restated Employment Agreement, effective as of January 11, 2007, by and between Howard J. Wenger and PowerLight LLC.

10.3	Amended and Restated Employment Agreement, effective as of January 11, 2007, by and between Bruce R. Ledesma and PowerLight LLC.

10.4	Form of Equity Restriction Agreement entered into between the Company and each of Messrs. Dinwoodie, Wenger and Ledesma.

99.1	Press release.